Exhibit 23.4



INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-4 of our reports dated July 10, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of GoodMark Foods, Inc. for the year ended May 25, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Raleigh, North Carolina
June 25, 1998



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